Exhibit 107

Calculation of Filing Fee Table

Form F-4
(Form Type)

HEIDMAR MARINE INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(8)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.01 per share(1)(3)	457(c) and 457(f)(1)	2,682,935	$10.26(6)	$27,526,913.10 (6)	0.0001102	$3,033.47
Fees to Be Paid	Equity	Warrants(1)(4)	457(c) and 457(f)(1)	10,000,000	—(7)	—7)	0.0001102	$—
Fees to Be Paid	Equity	Common shares, par value $0.01, issuable upon exchange of Warrants(1)(5)	457(g) and 457(i)	10,000,000	$11.52(7)	115,200,000.0 (7)	0.0001102	$12,695.04
Carry Forward Securities		—	—	—	—	—
		Total Offering Amounts						$15,728.51
		Total Fees Previously Paid						—
		Net Fee Due						$15,728.51

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(1)
All securities being registered are issued by Heidmar Marine Inc., a company organized and existing under the laws of Marshall Islands (“Holdings”), in connection with the proposed business combination described in the enclosed proxy statement/prospectus among Holdings, Heidmar Inc., a company organized and existing under the laws of Marshall Islands (“Heidmar”), the shareholders of Heidmar, and HP Merger Subsidiary Corp., a Delaware corporation.  Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed proxy statement/prospectus.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.

(3)
Consists of (a) up to 2,272,935 Holdings Common Shares that may be issued to Home Plate Stockholders holding Home Plate Public Shares and (b) 410,000 Holdings Common Shares that may be issued to Home Plate Stockholders that have entered into non-redemption agreements with Home Plate and the Sponsor, pursuant to, and subject to the terms and conditions of which, Sponsor has agreed to transfer to such stockholders 410,000 Home Plate Founder Shares in the aggregate immediately prior to the consummation of the Business Combination.

(4)	Consists of Holdings Warrants issuable in exchange for 10,000,000 Home Plate Redeemable Warrants.

(5)	Consists of Holdings Common Shares issuable upon exercise of Holdings Warrants.

(6)
Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) $10.26 (the average of the high ($10.28) and low ($10.24) trading prices of shares of Home Plate Class A Common Stock on the Nasdaq Capital Market (“Nasdaq”) on July 11, 2023, a date within five business days prior to the initial filing of this registration statement), multiplied by (ii) 2,682,935 Holdings Common Shares to be issued to Home Plate stockholders in connection with the Business Combination.

(7)
Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (i) the sum of (a) $0.02 (the average of the high ($0.02) and low ($0.01) prices for the Home Plate Redeemable Warrants on Nasdaq on July 12, 2023, a date within five business days prior to the initial filing of this registration statement) and (b) $11.50, the exercise price of the Home Plate Redeemable Warrants, resulting in a combined maximum offering price per warrant of $11.52, multiplied by (ii) 10,000,000 Holdings Warrants to be issued to holders of Home Plate Warrants in connection with the Business Combination. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Holdings Warrants has been allocated to the underlying Holdings Common Shares and those Holdings Common Shares are included in the registration fee.

(8)
Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.